Code of Ethics
                             For Senior Officers of
                       American Caresource Holdings, Inc.

      It is the policy of American Caresource Holdings, Inc. (hereinafter referred to as the "Company") that each Senior Officer, to include the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller (hereinafter referred to as the "Officer") share, adhere to and advocate the following principals governing their professional and ethical conduct in the fulfillment of their responsibilities:

      1. Act with honesty and integrity, avoiding actual or apparent conflicts between the Officer's personal, private interests and the interests of the Company, including receiving improper personal benefits as a result the Officers position.

      2. Perform responsibilities with a view to causing periodic reports filed with the Securities and Exchange Commission to contain information that is accurate, complete, fair and understandable.

      3. Comply with laws of federal, state and local governments applicable to the Company, and the rules and regulations of private and public regulatory agencies having jurisdiction over the Company.

      4. Act in good faith, responsibly, with due care and diligence, without misrepresenting or omitting facts or allowing independent judgment to be compromised.

      5. Respect the confidentiality of information acquired in the course of the performance of responsibilities except when authorized or otherwise legally obligated to disclose.

      6. Do not use confidential information acquired in the course of the performance of responsibilities for personal advantage.

      7. Proactively promote ethical behavior among subordinates and peers.

      8. Use corporate assets and resources employed or entrusted in a responsible manner.

      Any violation of this Code should promptly be reported to the Chief Financial Officer and/or the Company's Audit Committee. To encourage each Officer to report any violation of this Code, the Company will not permit any retaliation for reports made in good faith. It is also the Policy of the Company that each Officer individually acknowledge and certify to the foregoing and that a copy of such certification be filed with the Company's Audit Committee and be placed in the Officer's permanent record.

                      (this space intentionally left blank)

      RESOLVED that the Company's Audit Committee shall have the power to monitor, make determinations and recommend action to the Board of Directors with respect to any violations of the foregoing Code of Ethics.

APPROVED:


/s/ Wayne A. Schellhammer                     /s/ John Colloton
------------------------------------          ----------------------------------
Wayne A. Schellhammer, President,             John Colloton, Director
Chief Executive Officer and Director


/s/ Kenneth S. George                         /s/ Edward Berger
------------------------------------          ----------------------------------
Kenneth S.George, Director                    Edward Berger, Director

ACKNOWLEDGED:


Signed: /s/ David S. Boone
        ----------------------------
Name: David S. Boone
      ------------------------------
Title: Chief Financial Officer
       -----------------------------